UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

ASSOCIATED ESTATES REALTY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

NEWS RELEASE For Immediate Release Release Date: December 29, 2014

Associated Estates Announces Appointment of Multifamily Industry Veteran,

Douglas Crocker, to Board of Directors

Mark Milstein Retires from Board After 21 Years of Service

Board Initiates Thorough Review of Business

Board Significantly Enhances Corporate Governance

Company Comments on Recent Discussions with Land and Buildings

Cleveland, Ohio – December 29, 2014 – Associated Estates Realty Corporation (NYSE, NASDAQ: AEC) today made several announcements, including changes to the composition of the Board of Directors, the initiation of a business review and significant enhancements to the Company’s corporate governance profile.

Appointment of Doug Crocker to the Board of Directors

Douglas Crocker II, Chairman of Pearlmark Multifamily Partners and the former Vice Chairman and Chief Executive Officer of Equity Residential (NYSE: EQR), has been appointed to the Company’s Board as an independent director, effective immediately. The appointment of Mr. Crocker follows the decision by Mark L. Milstein to retire from the Board.

Mr. Crocker will serve as Chairman of the Finance and Planning Committee of the Associated Estates Board, which, in consultation with the Company’s financial advisor, will conduct a thorough review of the Company’s assets, operations and business strategy. Mr. Crocker will also be included on the Company’s slate of directors to stand for election at the 2015 Annual Meeting of Shareholders.

Jeffrey I. Friedman, Chairman and Chief Executive Officer, said, “Doug is a well-respected and trusted leader in the apartment business and REIT space, and we are pleased to welcome him to the Associated Estates Board of Directors. His distinguished track record of success in our industry makes him ideally suited to provide our shareholders, Board and management with valuable insight and new perspectives as we initiate a review of our business. The Board is looking forward to working with Doug as we further enhance the Company’s competitive position and shareholder value. Doug’s appointment demonstrates our commitment to a stronger, more independent and experienced Board that is focused on advancing the interests of all shareholders.” Friedman continued, “On behalf of the entire Board, I want to thank Mark Milstein for agreeing to step aside and make room for Doug Crocker to immediately join the Board. We all appreciate his years of service and his life-long commitment to Associated Estates.”

“I am delighted and honored to join Associated Estates at such an important time in the Company’s history,” said Mr. Crocker. “Today, Associated Estates is poised for significant value creation, and I look forward to working together with Jeff, the Finance and Planning Committee and the other members of the Board and management to capitalize upon and unlock the value inherent in the Company’s income producing properties and its ongoing development projects.”

Associated Estates Initiates Thorough Business Review

The Company has engaged Citigroup Global Markets Inc. as a financial advisor to assist the Board in conducting a thorough review of the Company’s business. Mr. Crocker, in his capacity as Chairman of the Finance and Planning Committee of the Board, together with the other committee members, has been tasked with overseeing this review of the Company’s strategy, portfolio and business.

“Our Board is committed to maximizing shareholder value, and will undertake a thorough review of our opportunities to accomplish that objective,” commented Jeff Friedman. “While the Board is not opposed to a potential sale of the Company, we are opposed to selling the Company for less than it’s worth. Enlisting Doug Crocker, an accomplished executive with extensive industry experience, to lead our Finance and Planning Committee and their efforts, and engaging Citi to provide additional analysis and advice, will ensure our review is both impartial and exhaustive,” Friedman continued.

“As we begin our review with the help of our financial advisors, our intention is to analyze the Company’s strategy, assets and opportunities to optimize shareholder value. We will continue to develop and refine our business plan with a singular focus on maximizing value for all Associated Estates shareholders, and I am confident we will achieve our objective,” concluded Mr. Crocker.

Board Approves Corporate Governance Enhancements

The Associated Estates Board of Directors has approved the following actions to further enhance the Company’s governance standards:

•	Seeking shareholder approval at the 2015 Annual Meeting of Shareholders to eliminate the Company’s 4.0% share ownership limit. The Company has regularly waived this limit to allow institutional shareholders to acquire shares in excess of the limit, but such waiver will no longer be needed if this proposed change is approved by shareholders;

•	Redeeming the Company’s shareholder rights plan; and

•	Eliminating the Executive Committee of the Board, which the Company has used in the past to declare dividends in between regular meetings of the Board of directors.

“In taking these actions, we want to send the clear message to our shareholders and the broader investor community that Associated Estates remains committed to the highest standards of corporate governance,” said James Schoff, Chairman of the Nominating and Corporate Governance Committee. “Today’s additional governance enhancements reinforce that commitment. At the same time, the Board is being responsive to feedback we’ve received from our shareholders, proxy advisory firms and REIT industry best practices. The Company will continue to review additional corporate governance enhancements, including further changes to the composition of the Board of Directors, as part of this commitment. We look forward to bringing on to the Board two additional, highly-respected independent directors in 2015. To that end, Associated Estates has retained Ferguson Partners to assist with this initiative,” Mr. Schoff added.

These latest actions by the Board follow the numerous enhancements the Company has implemented in recent years to elevate its corporate governance policies and compensation practices, including:

•	Added a “clawback” provision to the equity based award plan;

•	Added a “double trigger” change-in-control feature to the equity based award plan;

•	Eliminated the evergreen provision and the tax gross up provision in the CEO’s contract;

•	Adopted robust minimum share ownership requirements for Directors and Section 16 officers;

•	Modified the Directors’ deferred compensation plan to facilitate payment of deferred compensation (including cash) and related earnings in shares upon distribution;

•	Reduced the cash retainer portion and increased the equity based component of Director’s compensation; and

•	Increased the percentage of independent directors to 86% (100% of non-employee directors), each of whom is elected annually.

Recent Discussions with Land and Buildings

The independent directors and management continue to seek to avoid the distraction and expense of a proxy contest with Jonathan Litt, at Land and Buildings. Representatives of the Company and the Board have had several conversations and in person meetings with Jonathan Litt and Scot Sellers, one of Land and Buildings’ director nominees. With the goal of reaching a settlement that serves the best interests of all shareholders, the Company indicated its willingness to have two of Land and Buildings’ director nominees join the Board and participate in the business review. Regrettably, Mr. Litt and Mr. Sellers have refused to work collaboratively to reach any settlement, unless they and their nominees are given control of the Company’s entire Board.

“Land and Buildings’ unwillingness to reach a settlement that would see two of its nominees join the Board and participate in the business review demonstrates that Land and Buildings has no interest in working collaboratively with the Board to advance the interests of all other shareholders,” commented Mr. Schoff, Chairman of the Nominating and Corporate Governance Committee. “Instead, Land and Buildings appears to be predisposed to imposing its will on the Company in seeking to take total control of the Board of Directors through threats or a proxy contest.” Mr. Schoff added, “It was our preference to bring Doug Crocker alongside two of Mr. Litt’s nominees onto the Board to benefit all shareholders.”

Douglas Crocker II

Douglas Crocker II is Chairman of Pearlmark Multifamily Partners. Previously, Mr. Crocker was Vice Chairman of Equity Residential (“EQR”), and served as its CEO from 1992 to 2003. Prior to EQR, he was a Managing Director of real estate finance at Prudential Securities, CEO of McKinley Financial Group and President of American Invesco. A graduate of Harvard College, Mr. Crocker currently serves as a director/trustee for the following companies: Acadia Realty Trust (NYSE: AKR), Ventas, Inc. (NYSE: VTR), and CYS Investments, Inc. (NYSE: CYS). In addition, Mr. Crocker is a current member of the following organizations: the Board of Directors of the National Multifamily Housing Council; the Urban Land Institute; the National Apartment Association Education University; and the Real Estate Advisory Committee at DePaul University.

Mr. Crocker has previously served as Chairman of the Board of Directors of the National Multifamily Housing Council; Second Vice Chairman and member of the Board of Governors of the National Association of Real Estate Investment Trusts (NAREIT); Chairman of the Multifamily Gold Council and member of the Board of Trustees of the Urban Land Institute; board member of the Real Estate Roundtable; Vice Chairman of the National Realty Committee; member of the Real Estate Advisory Committee at the Wharton Business School; member of the Real Estate Advisory Committee for the Center for Urban Land Economics Research at the University of Wisconsin-Madison; member of the Policy Advisory Board for the Fisher Center for Real Estate & Urban Economics at the University of California-Berkley; and Trustee of DePaul University. In addition, Mr. Crocker previously served as a director/trustee of the following public companies: Post Properties, Inc. (NYSE: PPS), REIS Inc. (NASDAQ: REIS), and Reckson Associates Realty Corporation.

About Associated Estates

Associated Estates is a real estate investment trust and a member of the S&P 600, Russell 2000, and MSCI US REIT Indices. The Company is headquartered in Richmond Heights, Ohio. Associated Estates’ portfolio consists of 57 apartment communities containing 15,206 units located in 10 states, which include three committed acquisitions with 1,026 units that are being managed during lease-up and five apartment communities with 1,446 units in various stages of active development. For more information about the Company, please visit its website at AssociatedEstates.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on certain assumptions, as well as current expectations, estimates, projections, judgments and knowledge of management, all of which are subject to risks, trends and uncertainties that could cause actual results to vary from those projected. Factors which may cause the Company’s actual results or performance to differ materially from those contemplated by forward-looking statements include, without limitation, those described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K and in other filings with the U.S. Securities and Exchange Commission (the “SEC”), and the following: changes in the economic climate in the markets in which the Company owns and manages properties, including interest rates, the overall level of economic activity, the availability of consumer credit and mortgage financing, unemployment rates and other factors; risks of a lessening of demand for the multifamily units owned by the Company; competition from other available multifamily units, single family units available for rental or purchase, and changes in market rental rates; the failure of development projects or redevelopment activities to achieve expected results due to, among other causes, construction and contracting risks, unanticipated increases in materials and/or labor, and delays in project completion and/or lease-up that result in increased costs and/or reduce the profitability of a completed project; the cost, distraction and results of litigation involving the Company or activist shareholder campaigns to effect changes at the Company; and risks associated with property acquisitions and dispositions, such as failure to achieve expected results. In regard to the business review the Company is undertaking, there will be no updates until the review is complete and there is no set timeframe for completion. Readers should carefully review the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and the other documents the Company files from time to time with the SEC. These forward-looking statements reflect management’s judgment as of this date, and the Company assumes no obligation to revise or update them to reflect future developments or circumstances.

Important Additional Information

Associated Estates, its directors and certain of its executive officers will be deemed to be participants in the solicitation of proxies from Associated Estates shareholders in connection with the matters to be considered at Associated Estates’ 2015 Annual Meeting. Associated Estates intends to file a proxy statement with the SEC in connection with any such solicitation of proxies from Associated Estates shareholders. ASSOCIATED ESTATES SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND

ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of Associated Estates’ directors and executive officers in Associated Estates shares, restricted shares and options is included in their SEC filings on Forms 3, 4 and 5. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with Associated Estates’ 2015 Annual Meeting. Information can also be found in Associated Estates’ Annual Report on Form 10-K for the year ended Dec. 31, 2013, filed with the SEC on Feb. 25, 2014. Shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by Associated Estates with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at Associated Estates’ website at www.associatedestates.com or by contacting Jeremy Goldberg, Vice President of Corporate Finance and Investor Relations at (216) 797-8715.

# # #

For more information, please contact:

Jeremy Goldberg

(216) 797-8715

Andrew Siegel / Jonathan Keehner

Joele Frank, Wilkinson Brimmer Katcher

212-894-4449